EXHIBIT 10.4

                               ESCROW AGREEMENT

  THIS ESCROW AGREEMENT ("Agreement") is made and entered into this _____ day of _____________, 2003.


  BY AND BETWEEN:           WESTERN FEED MILLS, INC.
                            a Kansas corporation, as issuer of between Seventeen Million and Five Hundred Thousand
                            (17,500,000) and Thirty-Five Million (35,000,000)
                            Shares of Common Stock of Western Feed Mills, Inc.
                            hereinafter referred to as

                            "Issuer,"

  AND                       U.S. BANK NATIONAL ASSOCIATION,
                            Omaha, Nebraska,
                            hereinafter referred to as

                            "Bank."

WITNESSETH:

  WHEREAS, Issuer proposes to issue up to Thirty-Five Million (35,000,000) shares of no par value common stock, (the "Shares"), of Issuer, pursuant to an SB-2 Form Registration under the requirements of the Securities Act of 1933, and the securities laws of the states in which this offering will be made, for sale to investors (the "Investors") at a price of forty Cents ($0.40) per Share (the "Securities");

  WHEREAS, it is provided in the Registration Statement and Prospectus ("Prospectus") of Issuer that, until a minimum subscription level of Seventeen Million Five Hundred Thousand (17,500,000) Shares has been reached, the proceeds from the subscriptions will be impounded and escrowed with Bank; and if the minimum subscription has not been secured within the dates set forth in the Prospectus, that such proceeds, without interest, will be returned to the Investors without deduction therefrom;


  WHEREAS, it is further provided in the Prospectus the proceeds from the subscription will be impounded until Issuer has a binding commitment from a lender to provide debt financing to fund the balance of the project cost beyond the amount of equity raised, as disclosed in the Prospectus; and if such debt financing has not been secured within the dates set forth in the Prospectus, that such proceeds, without interest, will be returned to Investors without deduction therefrom;


  WHEREAS, Issuer is willing to deposit with Bank the subscription proceeds received from the Investors of the Securities to enable said proceeds to be impounded and escrowed with Bank; and

  WHEREAS, Bank is willing to act as escrow agent on behalf of Issuer for the purpose of impounding such proceeds.

  NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. Issuer does hereby appoint Bank, and Bank does hereby accept such appointment, to act as escrow agent of those funds deposited with Bank by Issuer pursuant to this Agreement.

2. Issuer does hereby agree to deposit with Bank all monies collected by Issuer, and any an all agents of Issuer, from subscriptions for the Securities in accordance with the current Prospectus of Issuer, a current copy of which will be furnished to Bank, together with any supplemental information thereto which is attached thereto and made a part hereof.

3. Monies deposited with Bank shall be deposited into a Business Money Market Savings Account bearing interest at the published rate (__% APY as of ____________, 2003). Bank shall waive all costs, expenses and fees associated with Bank's services pursuant to this Agreement.


4. The duties and liabilities of Bank in performing the function of escrow agent will be limited as follows:

    A) To receive and hold all of the monies collected from the subscriptions for the Securities pursuant to the Prospectus until the minimum level described in paragraph (B) is received.

    B) To retain such monies impounded and escrowed for the Issuer under the terms hereinabove provided and as set forth in the Prospectus of Issuer until the minimum subscription amount of Seven Million Dollars ($7,000,000) is received. At that time, Bank shall disburse the funds held by it hereunder, as follows:

    (i) Such monies shall be released to Issuer upon Bank's receipt of Seven Million Dollars ($7,000,000) minimum subscription amount accompanied by a written request from Issuer, accompanied by evidence of a binding commitment from a lender to provide debt financing to fund the balance of the project as described in the Prospectus and also accompanied by a written consent by Kansas Securities Commissioner authorizing the release of funds from escrow.


    (ii) If the offering of the Securities is abandoned within the time and terms set forth in the Prospectus, the monies so impounded and escrowed shall be returned, upon Bank receiving a written request from the Issuer to so distribute the monies, directly by Bank to the Investors without interest thereon.

    C) Bank shall be liable as a depository only and shall not be responsible for the sufficiency or accuracy of the form, execution or validity of documents deposited hereunder, or any description of property or other thing therein, nor shall it be liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document or paper.

    D) Bank, as a part of the consideration for the acceptance of this escrow, shall not be liable for any acts or omissions done in good faith, nor for any claim, demands, or losses, nor for any damages made or suffered by any party to this Agreement, excepting such as may arise through or be caused by its willful or gross negligence.

    E) Bank shall not be liable for collection of any items deposited with it or for any proceeds from such items until the same in actual cash have been received. Bank may rely upon any paper, document or other writing believed by it to be authentic in making any delivery of money or property hereunder. Bank shall in no way be responsible nor shall it be its duty to notify any party hereto or party interested in this escrow deposit of any payment or maturity, under the terms of any instrument deposited herewith.

    F) Bank may employ attorneys, accountants or seek other advice for the reasonable protection of the escrow property and of itself. The reasonable fees and expenses of all such advice shall be borne by Issuer as long as such fees and expenses are authorized and approved by Issuer in advance. Such approval shall not be unreasonably withheld.

    G) Bank may, by request of the Securities and Exchange Commission of the United States of America or any state securities commission, disclose to such entity an adequate description of all deposits made with it under this Agreement and of such investments made by Bank with the monies deposited with Bank by Issuer a reasonable fee for the services required pursuant to this Section.

    H) If the proceeds received by Issuer from subscriptions for the Securities from investors at the offering price of Forty Cents ($0.40) per Share and deposited with Bank do not aggregate the minimum subscription amount of Seven Million Dollars ($7,000,000) or should the offering be abandoned, all as set forth in the Prospectus of Issuer, this Agreement shall terminate and such proceeds shall be refunded, without interest thereon, directly to the Investors by Bank upon receipt by Bank of written instructions to make such refund.

    I) If Issuer is unable to perform its agreement as hereinabove set forth and in the Prospectus, Bank shall continue to hold all monies and investments then on deposit until it is released from this Agreement by Issuer or such other person who may be so authorized and is directed to dispose of such monies and investments by Issuer or any administrative body or court having jurisdiction of the matter.

5. The foregoing recitals are hereby incorporated by reference into this Agreement as if set forth herein verbatim.

    IN WITNESS WHEREOF, the parties by their respective officers do hereby executive this Agreement on the day and year first above written, thereby binding themselves and their respective successors and assigns.


                                        WESTERN FEED MILLS, INC.


                                        By: _____________________________
                                            Fred W. Raybourn, President



U.S. BANK, NATIONAL ASSOCIATION
d/b/a FIRST BANK N.A.


By: _________________________________
    John R. Cox, Vice President



    ACCEPTANCE OF SUBSCRIPTION BY WESTERN FEED MILLS, INC.

   The above subscription for ____________ shares is accepted this _____ day of ________________________, 2003.




                                      WESTERN FEED MILLS, INC.


                                      BY:____________________________________
                                         Fred Raybourn, President